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                                                                      EXHIBIT 11

HANCOCK FABRICS, INC.
COMPUTATION OF EARNINGS PER SHARE
(unaudited)

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(dollars in thousands, except for
 per share amounts)                                     Year Ended
                                                ----------------------------
                                                February 2,      January 28,
                                                   1997              1996
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
Basic earnings per share

  Net earnings                                  $    15,324      $    12,481
                                                ===========      ===========

  Weighted average number of common shares
   outstanding during period                     20,833,778       21,136,824
                                                ===========      ===========

Basic Earnings per share                        $      0.74      $      0.59
                                                ===========      ===========

-----------------------------------------------------------      -----------

Diluted earnings per share

  Net earnings                                  $    15,324      $    12,481
                                                ===========      ===========

  Weighted average number of common shares
   outstanding during period                     20,833,778       21,136,824


   Stock Options                                    391,098          230,553

  Restricted stock                                   92,503          174,020
                                                -----------      -----------

                                                 21,317,379       21,541,397
                                                ===========      ===========

Diluted earnings per share                      $      0.72      $      0.58
                                                ===========      ===========